UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): October 3, 2008
FIRST INTERSTATE BANCSYSTEM, INC.

(Exact name of registrant as specified in its charter)

Montana	000-49733	81-0331430

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

401 North 31st Street, Billings, MT	59116

(Address of principal executive offices)	(Zip Code)
(406) 255-5390

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
See disclosure under Item 2.03 below.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On October 3, 2008, First Interstate BancSystem, Inc. (the “Registrant”) entered into the first amendment to its syndicated credit agreement dated January 10, 2008 (“Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent under the Credit Agreement and as the primary lender thereunder, and the following additional lenders: U.S. Bank National Association; First Tennessee Bank, National Association; and, JPMorgan Chase Bank, National Association.
The amendment reduces the maximum amount that may be advanced under the Credit Agreement’s revolving credit facility (“Revolving Notes”) from $25.0 million to $15.0 million and increases the interest rate charged on the Revolving Notes to either (i) a fluctuating rate equal to the higher of the Federal Funds rate plus 0.50% or prime plus from 0.125% to 0.375% depending on the Registrant’s funded debt ratio at the date of the advance or, (ii) at a fixed rate equal to LIBOR divided by a percentage equal to 1.00 minus the applicable percentage prescribed by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirements applicable to eurodollar fundings plus 1.625% to 1.875%, as elected by the Registrant at the date of each advance. In addition, the amendment increases the annual commitment fee to a range of 0.25% to 0.35% of the average daily unused Revolving Notes amount, depending on the Registrant’s funded debt ratio at the date of determination.
The amendment also includes revisions to certain debt covenants as follows:
•	Registrant will maintain its allowance for loan losses in an amount not less than the following specified percentages of non-performing loans for the periods indicated.

Period	Specified Percentage
September 30, 2008 through March 30, 2009	75%
March 31, 2008 through June 29, 2009	80%
June 30, 2009 through September 29, 2009	85%
September 30, 2009 through December 30, 2009	90%
December 31, 2009 and thereafter	100%
•	Registrant will maintain its ratio of non-performing assets to equity capital plus allowance for loan losses at not less than 17.5% during the period of September 30, 2008 through June 29, 2009 and 15.0% thereafter.
The amendment includes a waiver of all debt covenant defaults resulting from breaches existing as of June 30, 2008. The Registrant paid amendment and waiver fees of $84.6 thousand.
The Registrant believes it was in compliance with all existing and ammended debt covenants as of September 30, 2008.
The total outstanding balance under the Credit Agreement as of September 30, 2008 was $45.7 million.

The description above is a summary of the terms of the amendment. This description does not purport to be complete and is qualified in its entirety by reference to the First Amendment to Credit Agreement dated as of October 3, 2008, among First Interstate BancSystem, Inc., as Borrower; the Various Lenders identified therein; and Wells Fargo Bank, National Association, as Administrative Agent, a copy of which is attached to this current report as Exhibit 10.25 and is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
On September 30, 2008, the Registrant completed a private placement of 58,799 shares of its common stock to members or affiliates of the Scott family (the “Investors”). The purchase price of the common shares was $77.00 per share. The Registrant received approximately $4.5 million in proceeds, before expenses, from the sale of these shares. Proceeds from the sale will be used for working capital and general corporate purposes. There were no underwriting discounts or commissions paid in connection with the sale. The shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) of the Act and Rule 506 promulgated thereunder. The Investors are accredited investors as defined in Rule 501(a) of Regulation D and were fully informed regarding the investment.
All shares issued in the private placement are subject to a shareholder’s agreement that generally limits the transfer of the shares, except to Scott family members or charities, or with the Registrant’s approval, to its officers, directors, advisory directors and The Savings and Profit Sharing Plan for Employees of First Interstate BancSystem, Inc.
Item 8.01 Other Events.
The Registrant is not experiencing the financial instability to the magnitude that is challenging other financial institutions around the country. The Registrant did not engage in subprime lending practices and its local economies have not been as severely impacted by the ongoing financial market and economic turmoil as many areas of the United States. Nevertheless, the overall impact of the national economic and real estate downturn, subprime mortgage crisis and global financial and credit market turmoil cannot be predicted. These factors affect the Registrant’s business and could have a harmful effect on its results of operations, cash flows and financial condition.
The Registrant raised additional capital of $11.8 million during the quarter ended September 30, 2008, including approximately $4.5 million from the private placement discussed above. The Registrant raised approximately $7.3 million from the sale of 94,863 shares of common stock at $77.00 per share to employees and directors pursuant to its employee benefit plans. Proceeds from the offerings will be used for general corporate purposes. The Registrant continues to explore sources of additional capital to support growth and maintain its "well-capitalized" status.
The Registrant expects to release its third quarter 2008 results in early November. However, in response to shareholder concern about the effects of ongoing turmoil in global financial markets, the Registrant is providing the following guidance on its third quarter financial performance.
The Registrant’s net interest margin and provision for loan losses are expected to remain relatively stable as compared to second quarter 2008. During third quarter 2008, the Registrant had investments in corporate securities of approximately $5.0 million, or less than 1% of its total investment portfolio. Included in corporate investments was a Lehman Brothers corporate note with a book value of $1.3 million. In response to concerns over the collectibility of the Lehman Brothers corporate note pursuant to Lehman’s bankruptcy filing in third quarter 2008, the Registrant recorded an “other than temporary” impairment charge of $1.3 million. In addition, the Registrant wrote-off a $35 thousand investment in common stock of the Federal National Mortgage Association (“Fannie Mae”). The Registrant did not invest in Federal Home Loan Mortgage Corporation (“Freddie Mac”) preferred stock.
During third quarter 2008, the Registrant also recorded impairment charges related to mortgage servicing assets of $1.6 million principally due to lower residential mortgage rates resulting in an increase in the estimated prepayment rates of the servicing portfolio. In addition, the Registrant recorded nonrecurring fraud losses of $471 thousand in third quarter 2008.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, related to the Registrant’s expected results for third quarter 2008 that involve inherent risks and uncertainties. Any statements about our plans, objectives, expectations, strategies, beliefs, or future performance or events constitute forward-looking statements. Such statements are identified as those that include words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “may” or similar expressions. Forward-looking statements involve known and unknown risks, uncertainties, assumptions, estimates and other important factors that could cause actual results to differ materially from any results, performance or events expressed or implied by such forward-looking statements. All forward-looking statements are qualified in their entirety by reference to the factors discussed in this report and the following risk factors discussed more fully in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2007: (i) credit risk; (ii) concentrations of real estate loans; (iii) commercial loan risk; (iv) economic conditions in Montana, Wyoming and South Dakota; (v) adequacy of the allowance for loan losses; (vi) changes in interest rates; (vii) inability to meet liquidity requirements; (viii) inability of our subsidiaries to pay dividends; (ix) failure to meet debt covenants; (x) competition; (xi) environmental remediation and other costs; (xii) breach in information system security; (xiii) failure of technology; (xiv) failure to effectively implement technology-driven products and services; (xv) ineffective internal operational controls; (xvi) difficulties in integrating operations of First Western; (xvii) dependence on our management team; (xviii) the ability to attract and retain qualified employees; (xix) disruption of vital infrastructure and other business interruptions; (xx) Visa indemnification obligations, (xxi) litigation pertaining to fiduciary responsibilities; (xxi) changes in or noncompliance with governmental regulations; (xxiii) capital required to support our bank subsidiaries; and, (xxiv) investment risks affecting holders of common stock.
     Because the foregoing factors could cause actual results or outcomes to differ materially from those expressed or implied in any forward-looking statements, undue reliance should not be placed on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of future events or developments.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.25	First Amendment to Credit Agreement dated as of October 3, 2008, among First Interstate BancSystem, Inc., as Borrower; the Various Lenders identified therein; and Wells Fargo Bank, National Association, as Administrative Agent.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 9, 2008

FIRST INTERSTATE BANCSYSTEM, INC.
By:	/s/ LYLE R. KNIGHT
Lyle R. Knight
President and Chief Executive Officer